UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 5, 2009, Wynn Las Vegas, LLC (“WLV”), an indirect wholly owned subsidiary of Wynn Resorts, Limited (“WRL”), entered into an employment agreement with Scott Peterson for the position of Senior Vice President and Chief Financial Officer (the “Employment Agreement”).  Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Peterson served as Vice President and Chief Financial Officer, Wynn Resorts (Macau), S.A. pursuant to an employment agreement with Worldwide Wynn, LLC, an affiliate of WLV and WRL, which employment agreement was mutually terminated concurrent with the effectiveness of the Employment Agreement.

The Employment Agreement is effective April 20, 2009 and terminates on April 20, 2012, unless earlier terminated in accordance with the terms of the Employment Agreement.  The Employment Agreement provides for a base salary of $400,000 per year, subject to increase based on performance review, and a discretionary bonus at such times and in such amounts as WLV may determine.  The Employment Agreement provides that Mr. Peterson will be eligible to participate in any employee benefit plans generally available to WLV’s employees, as provided in the applicable plan documents, and will receive reimbursement for reasonable business expenses.

If Mr. Peterson terminates his employment for “good reason” following a  “change of control” of WLV (as these terms are defined in the Employment Agreement), WLV will pay Mr. Peterson a separation payment equal to the sum of the following:  (a) his base salary for one year, (b) the bonus that was paid to Mr. Peterson during the preceding annual bonus period, (c) any accrued but unpaid vacation pay, and (d) any tax “gross-up payment” (as such term is defined in the Employment Agreement) with respect to the separation payment required to be paid pursuant to the Employment Agreement.  Such separation payment shall be paid over a twelve (12) month period following termination of employment.

If Mr. Peterson’s employment is terminated by WLV “without cause” for any reason deemed sufficient by WLV, Mr. Peterson will be entitled to receive continued payment of his base salary for that period of time equal to one-half the number of months remaining in the term of the Employment Agreement (which shall not be greater than twelve (12) months or less than three (3) months) plus a monthly amount equal to one twelfth of the cash bonus amount that was paid to him for the preceding annual bonus period, continuing for the same period of time that the base salary payments are made.  Payment of such continued base salary and bonus amount is contingent on Mr. Peterson executing a written release in favor of WLV.

If Mr. Peterson’s employment terminates for any other reason before the expiration of the term of the Employment Agreement (e.g., because of his death, disability, discharge for cause or revocation of gaming license), WLV will pay him only his base salary, any accrued but unpaid vacation pay and any expenses incurred but not reimbursed through the termination date.  This description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Employment Agreement which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Employment Agreement, dated as of May 5, 2009, by and between Wynn Las Vegas, LLC and Scott Peterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 8, 2009

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 8, 2009
WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer